Exhibit 32
CERTIFICATIONS UNDER SECTION 906
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Orchid Cellmark Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The Quarterly Report for the quarter ended June 30, 2011 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 15, 2011	/S/ Thomas A. Bologna
Thomas A. Bologna
President and Chief Executive Officer (Principal Executive Officer)

Dated: August 15, 2011	/S/ James F. Smith
James F. Smith
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)